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                     URETHANE SOY SYSTEMS COMPANY, INC. AND
                      SOUTH DAKOTA SOYBEAN PROCESSORS, INC.
                         VEGETABLE OIL SUPPLY AGREEMENT

      This VEGETABLE OIL SUPPLY AGREEMENT ("Agreement") is effective the 2nd day of August, 1999 by and between Urethane Soy Systems Company, Inc. ("USS"), an Illinois corporation and South Dakota Soybean Processors, Inc. ("SDSP"), a South Dakota corporation.

      USS is a newly formed corporation established in 1998 for the development and delivery of vegetable oil based products to the urethane and plastics industry. SDSP is in the process of planning, designing, constructing, and developing market strategies and agreements for a Soy Oyl Production Facility (hereinafter referred to as "Facility(s)") to serve as USS's exclusive supplier of vegetable oils. USS is developing a new and emerging market. USS and SDSP will endeavor to manage growth in this industry while providing a delicate balance between growth in USS's demand for their products and SDSP's growth in production capacity and marketing.

USS AND SDSP AGREE AS FOLLOWS:

1.    APPOINTMENT OF SDSP AS EXCLUSIVE SUPPLIER OF USS'S VEGETABLE OIL

      1.1. USS hereby appoints SDSP as USS's exclusive supplier of vegetable oil during the term of this Agreement. SDSP accepts such appointment and agrees to supply USS's vegetable oil needs in accordance with the terms of this Agreement.

      1.2. SDSP, under this Agreement, will supply vegetable oil for use in the plastics and urethane industry for products under patent (pending) by USS solely to USS.

2.    CONTRACTING VOLUME, DELIVERY, PRICE

      2.1. SDSP's oil sales to USS will be governed by the terms and conditions of SDSP's Sales Contract as found in Addendum "A" of this Agreement.

      2.2. USS will submit requests to SDSP for USS's volume requirements (in pounds) and required shipment dates.

      2.3. Pricing options are Basis Fixed contract, Basis Fixed contract with Maximum Guaranteed Price, Basis Fixed contract with Maximum/Minimum Guaranteed Price or Fixed Price and/or a combination thereof, for the term of this Agreement.

DEFINITIONS

      BASIS FIXED CONTRACT: Price based upon the Chicago Board of Trade ("CBOT") soybean oil futures plus an established processing fee. Under contract terms, volume and delivery dates are established at the beginning of the contract. USS selects when to fix the price on a given volume prior to the established pricing date.

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      BASIS FIXED CONTRACT WITH MAXIMUM GUARANTEED PRICE: Price based upon the
      CBOT soybean oil futures plus an established processing fee plus option premiums (based on market conditions and maximum price selected by USS). Contracts extending beyond actively trading CBOT soybean oil options will also be subject to a market risk premium agreed upon between USS and SDSP. Under contract terms, volume, delivery dates and maximum prices are established at the beginning of the contract. USS selects when to fix the price on a given volume prior to the established pricing date.

      BASIS FIXED CONTRACT WITH MAXIMUM/MINIMUM GUARANTEED PRICE: Price based upon the CBOT soybean oil futures plus an established processing fee plus option premiums (based on market conditions and the maximum/minimum price selected by USS). Contracts extending beyond actively trading CBOT soybean oil options will also be subject to a market risk premium agreed upon between USS and SDSP. Under contract terms, volume, delivery dates and maximum/minimum price are established at the beginning of the contract. USS selects when to fix pricing on a given volume prior to the established pricing date.

      FIXED PRICE CONTRACT: Contract terms of volume, delivery dates and price are established at the beginning of the contract. USS may fix the price of vegetable oil for up to three years. Price will be established upon the weighted average of active CBOT soybean oil futures and full carry from the last active trading month until the end of the contract plus established processing fee.

      2.4. Processing fees will be established for each quality specification and each Facility(s). See Addendum "B".

      2.5.  Payment terms are net 30 days of shipment.

3.    QUALITY AND SPECIFICATIONS

      3.1. Quality specifications for each contract will be mutually agreed upon by USS and SDSP. USS and SDSP realize the market will be evolving with new applications. As specifications are mutually agreed upon they will be added to Addendum "C" of this Agreement. Amendments to quality specifications may be made to the contract agreement if mutually agreed upon.

      3.2. USS and SDSP will establish agreed upon standardized testing procedures and a referee lab(s) to be included in this Agreement as Addendum "D".

      3.3. SDSP warrants that the vegetable oil sold hereunder shall conform to the specifications on each individual contract. SDSP GIVES NO OTHER WARRANTY, EXPRESSED OR IMPLIED, AS TO DESCRIPTION, QUALITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, PRODUCTIVENESS, OR ANY OTHER MATTER, OF ANY VEGETABLE OIL SUPPLIED BY SDSP. SDSP SHALL IN NO WAY BE

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            RESPONSIBLE FOR THE PROPER USE OF THE VEGETABLE OIL. THE SOLE AND
            EXCLUSIVE LIABILITY OF SDSP AND THE SOLE EXCLUSIVE REMEDY OF USS FOR BREACH OF ANY PROVISION OF THIS AGREEMENT BY SDSP ARE LIMITED EXCLUSIVELY TO REPLACEMENT OF THE AFFECTED VEGETABLE OIL, OR AT THE OPTION OF SDSP AND USS, AN AGREED UPON DISCOUNT FOR THE AFFECTED VEGETABLE OIL. SDSP SHALL NOT BE LIABLE UNDER ANY CIRCUMSTANCES FOR ANY INCIDENTAL, CONSEQUENTIAL OR ANY OTHER DAMAGES. USS ASSUMES ALL RISK AND LIABILITY FOR THE RESULTS OBTAINED BY THE USE OF THE PRODUCTS COVERED BY THIS AGREEMENT, WHETHER USED SINGLY OR IN COMBINATION WITH OTHER PRODUCTS.

4.    USS's MARKET VOLUME AND SDSP's PRODUCTION CAPACITY

      4.1. USS will supply a three year market forecast updated in six month intervals to SDSP. When USS's market forecast would require new products or additional production capacity, SDSP will update its market supply/production capacity plan and submit the plan to USS within 90 days of receipt of USS's market forecast. SDSP will include preliminary pricing information if a new Facility(s) or new products are required to meet USS's market forecast.

      4.2. SDSP agrees to meet USS's vegetable oil demand up to the design capabilities of SDSP's Facility(s) and marketing capabilities.

      4.3. SDSP's nondelivery or default as to any installment shall not be deemed a breach of this Agreement except as to such installment. SDSP's certified weights are to govern settlement. Such nondelivery or default shall not relieve USS from its obligation to accept and pay for any subsequent or prior installment. Any changes in the selling price or other terms of this Agreement caused by a change in government regulations shall entitle SDSP to cancel any unshipped portion thereof.

5.    CLAIMS

      5.1. Should quality disputes arise that cannot be mutually resolved, the official retained sample held by SDSP will be submitted to an approved referree lab. Quality tests will be run in accordance to section 3.2, Addendum "D". Referee lab results are binding upon both parties. The party against whom the decision results will assume all costs related to the handling and testing of the retained sample.

6.    TERMS OF AGREEMENT

      6.1. This Agreement shall commence on the first date set forth above and shall continue for five (5) years unless terminated in accordance to Sections 6 of this Agreement.

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      6.2.  This Agreement may be terminated by either party on or after the fifth anniversary date of SDSP's Facility(s) becoming operational. The terminating party must give written notice of termination to the other party at least one (1) year prior to the proposed termination date.

            6.2.1. If, during the term of this Agreement, SDSP commits to additional Facility(s) that USS and SDSP mutually agree to build, each new Facility(s) will carry a minimum five (5) year term of this Agreement starting when each new Facility(s) becomes operational. Termination will be in accordance with terms set forth in Section 6 of this Agreement.

            6.2.2. USS and SDSP shall mutually agree upon the date that any new
                   Facility(s) becomes operational. For the purpose of this Agreement, the Facility(s) shall be considered operational when the Facility(s) is actually producing physical stocks of the product for commercial sale.

            6.2.3. The terminating party, acting unilaterally from the other party, agrees not to compete against the other party during the term of this Agreement and for a period of three (3) years beyond the termination date.

      6.3. If either party suspends its business, becomes bankrupt or insolvent, or if a receiver or similar official is appointed for all or substantially all of its assets, the other party may terminate this Agreement by giving thirty (30) days' prior written notice to such party.

      6.4. This Agreement may be terminated: (a) in accordance with the provisions in Sections 6.2 through 6.4 and/or the subsections found in Section 6 of this Agreement, (b) by mutual written agreement of the parties, or (c) in the event of a breach of this Agreement.

            6.4.1. The non-breaching party may terminate this Agreement if the breach continues for thirty (30) days after the non-breaching party provides notice to the breaching party. The notice of breach described in this Section 5.3.1 shall contain identification of the breach and the steps the breaching party needs to take to cure the breach. Notice is to be sent by certified mail.

      6.5. Termination of this Agreement as specified herein shall not terminate any liability arising out of conduct prior to the actual date of termination.

7.    ASSIGNMENTS, SALES, MERGERS, CONSOLIDATIONS

      7.1. Neither USS nor SDSP may transfer or assign this Agreement, or any rights or obligations contained in this Agreement, without the prior written consent of the other party.

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      7.2.  Subject to the other provisions of this Agreement, all of the terms, convents and conditions of this Agreement shall inure to the benefit of and shall bind the parties hereto and their successors and permitted assigns.

      7.3. Neither party shall offer or accept any offer for a "New Equity Partner", or for the sale or other disposition, voluntarily or involuntarily, of substantially of its assets or business without first giving written notice to the other party of the intention to take on a "New Equity Partner", or sell or make any other disposition thereof, and giving the other party the right of first refusal to match any bonafide offer.

            7.3.1. Such notice shall include the name of the proposed "New
                   Equity Partner" purchaser or recipient, the price for the business or portion thereof, and the terms of the proposed "New Equity Partner", transaction, sale or other disposition and written documentation of the bonafide offer.

            7.3.2. The other party shall have ninety (90) days from the date of the receipt of such notice to, as its option, become the "New Equity Partner", or purchase the assets or business offered for sale or other disposition at the same price and upon the same terms and conditions as the bonafide offer.

            7.3.3. In the event that either party fails to make such a transaction with a "New Equity Partner" sale or other disposition within a one hundred eighty (180) day period of its notice to the other party, the offering party shall again comply with the terms of section 7.3.2 of this Agreement as a condition precedent to any subsequent transaction with a "New Equity Partner", sale or other disposition of the assets or business thereof.

8.    FORCE MAJEURE

      8.1. SDSP shall not be deemed to have defaulted or failed to perform hereunder if SDSP's inability to perform or default is caused by an event or events beyond the control and without the fault of SDSP, including, without limitation, equipment failures, acts of God or public enemy, fire, flood, explosions, or weather conditions of any kind, strikes, labor disputes, riots, or commotion, governmental action of any kind, or any other inability to procure necessary raw materials, supplies, or equipment due to car vessel or truck shortages, freight embargoes, shortage of fuel or other types of energy, or any other causes reasonably beyond SDSP's control. In addition, SDSP shall not be liable in any way for any failure or delay in performance hereunder arising or resulting from a shortage of fuel or other types of energy which may be within SDSP's control.

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9.    MISCELLANEOUS

      9.1. USS represents that it is not insolvent, as the term is defined under any applicable state or federal law, and that it is able to perform its obligations under this Agreement. In entering into this Agreement, USS acknowledges that SDSP has expressly relied on such representations.

      9.2. The invalidity, illegality, or unenforceability of any one or more provisions of this Agreement shall in no way affect or impair the validity, legality, or enforceability of the remaining provisions hereof, which shall remain in full force and effect.

      9.3. No waiver of any provision of this Agreement on any one occasion shall constitute a waiver of any other provision on said occasion or on any other occasion, nor shall it constitute a waiver of the waived provision on any other occasion. No waiver shall be enforceable unless it is in writing and signed by the party against whom such waiver is sought to be enforced.

      9.4. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

      9.5. This instrument is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of its terms. No course of prior dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. No representations, understandings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein. This Agreement may be modified only by an instrument signed by both parties.

      9.6. Any notices required or permitted to be given under this Agreement shall be given or made in writing and shall be delivered personally, by mail in the United States, postage prepaid, first class mail, or by facsimile to the parties at the following addresses:

                              Mr. John Wawak
                              Vice President & General Manager
                              Urethane Soy Systems Company, Inc.
                              P.O. Box 569
                              Princeton, Ill. 61356
                              Facsimile: 815/643-2998

                              Mr. Rodney Christianson
                              Chief Executive Officer
                              South Dakota Soybean Processors, Inc.
                              100 Caspian Ave.
                              P.O. Box 500
                              Volga, SD 57071
                              Facsimile: 605/627-5869

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or to such other address, telecopier number, or persons as the parties may designate in writing. Any notice given in accordance with the provisions of this paragraph shall be deemed to be effective, if delivered personally or telecopied, on the date of such delivery or if mailed, upon the third day next following the date of mailing of such notice. Each party shall give notice to each of the other parties of a change of its address, telecopier number, or identification of the person to whom notice is given for the purpose of giving notice under this paragraph which thereafter, until changed by like notice, shall be the address or identification of the person who shall receive notification on behalf of such party for all purposes of this Agreement.

      9.7. This Agreement shall be construed in accordance with the laws of the State of South Dakota.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written:

      SOUTH DAKOTA SOYBEAN PROCESSORS, INC.


      By  /s/ Rodney Christianson
            -------------------------------------

      Its  Chief Executive Officer
          ----------------------------------------


      URETHANE SOY SYSTEMS COMPANY, INC.


      By  /s/ John Wawak
          --------------------------------------

      Its  Vice President
          --------------------------------------



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                  ADDENDUM TO VEGETABLE OIL SUPPLY AGREEMENT

      WHEREAS Urethane Soy Systems Company, Inc. ("USS") and South Dakota Soybean Processors, Inc. ("SDSP") have entered into a Vegetable Oil Supply Agreement Dated August 2, 1999.

      WHEREAS the terms of said agreement did not anticipate the probable long range viability of this Vegetable Oil Supply Agreement;

      WHEREAS Section 6. TERMS OF AGREEMENT provides in Subsection 6.2. that "This Agreement may be terminated by either party on or after the fifth anniversary date of SDSP's Facility (s) becoming operational." And said "fifth anniversary" is too short of a time period considering all factors relating to this Agreement.

      THEREFORE, the parties agree this 10th day of January, 2001 to the following amendments to the Agreement dated August 2, 1999:

      Section 6.2. shall be revised as follows:

      6.2. This Agreement may be terminated by either party on or after the fifteenth (15th) anniversary date of SDSP's Facility(s) becoming operational. The terminating party must give written notice of termination to the other party at least one (1) year prior to the proposed termination date.

Section 6.2.1. shall be revised as follows:

      6.2.1. If, during the term of this Agreement, SDSP commits to additional Facility(s) that USS and SDSP mutually agree to build, each new Facility(s) will carry a minimum five (5) year term of this Agreement starting when each new Facility(s) becomes operational provided this new term extends the contract term enumerated and set forth in Section 6.2. Termination will be in accordance with terms set forth in Section 6 of this Agreement.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written:

      SOUTH DAKOTA SOYBEAN PROCESSORS, INC.


      By  /s/ Rodney G. Christianson
          --------------------------

      Its  CEO
          --------------------------


      URETHANE SOY SYSTEMS COMPANY, INC.


      By  /s/ John Wawak
          --------------------------

      Its  Vice President
          --------------------------